Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
March 25, 2020 at 2:15 PM PDT		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Gigi Ganatra Duff
Nordstrom, Inc.
(206) 303-3030

Nordstrom Provides Business Update Related to Coronavirus
SEATTLE - March 25, 2020 - Nordstrom, Inc. (NYSE: JWN) today announced it will extend its temporary store closure for at least one week, through April 5. Due to the uncertainty of COVID-19, the Company will continue to assess the situation market by market and will provide further updates as appropriate. This closure impacts all U.S. and Canada stores, including Nordstrom, Nordstrom Rack, Trunk Club, Jeffrey, Nordstrom Local and Last Chance.
“We are taking action across our business to respond to the challenges we are facing today and to best position Nordstrom for our employees, customers and shareholders. We have a responsibility to protect the health of our people, while also preserving our long-term ability to offer jobs and benefits to our employees. The decisions we make are with that in mind,” said Erik Nordstrom, chief executive officer, Nordstrom, Inc.
               Since March 17, Nordstrom has provided ongoing pay and benefits to all store employees impacted by the temporary closures. The Company plans to offer store employees an additional week of pay through April 5, as well as benefits through April. The Company will require a smaller workforce to execute on the critical activities of the business during this time. As a result, it will be furloughing a portion of corporate employees starting April 5 for six weeks. Impacted corporate employees will continue to receive enrolled benefits.
“This is the most difficult decision we have made in our company’s long history. Through our 119 years, our company has faced many challenges, but these are unprecedented times,” said Nordstrom. “We take very seriously the responsibilities we have with our people, customers and all stakeholders. We are confident these steps will help ensure the health of our company as we continue to navigate the unknown and changing environment we are facing.”
The Nordstrom Executive Leadership Group will forgo a part of their salary, and both Pete and Erik Nordstrom will decline their salary from April through September. Similarly, all members of the Company’s Board of Directors will forgo cash compensation for a six-month period.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 380 stores in 40 states, including 116 full-line stores in the United States, Canada and Puerto Rico; 248 Nordstrom Rack stores; three Jeffrey boutiques; two clearance stores; six Trunk Club clubhouses; and five Nordstrom Local service hubs. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com, HauteLook.com and TrunkClub.com. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Certain statements in this press release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties that could cause results to be materially different from expectations. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “targets,” “anticipates,” “assumptions,” “plans,” “expects” or “expectations,” “intends,” “estimates,” “forecasts,” “guidance” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address such future events or expectations are forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

# # #